     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 12, 1997


                                                      REGISTRATION NO. 333-25223
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------


                               AMENDMENT NO. 5 TO


                                    FORM S-1
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------

                            CRESCENT OPERATING, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              DELAWARE                             6531/9999                            75-2701931
  (STATE OR OTHER JURISDICTION OF        (PRIMARY STANDARD INDUSTRIAL                  (IRS EMPLOYER
           INCORPORATION)                 CLASSIFICATION CODE NUMBER)               IDENTIFICATION NO.)

                                                                    GERALD W. HADDOCK, ESQ.
                  777 MAIN STREET                                       777 MAIN STREET
              FORT WORTH, TEXAS 76102                               FORT WORTH, TEXAS 76102
             TELEPHONE: (817) 877-0477                             TELEPHONE: (817) 877-0477
           (ADDRESS AND TELEPHONE NUMBER                      (NAME, ADDRESS AND TELEPHONE NUMBER
   OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)                      OF AGENT FOR SERVICE)

                               ------------------

                                   Copies to:

                            ROBERT B. ROBBINS, ESQ.
                            SYLVIA M. MAHAFFEY, ESQ.
                       SHAW, PITTMAN, POTTS & TROWBRIDGE
                              2300 N STREET, N.W.
                             WASHINGTON, D.C. 20037
                            TELEPHONE: (202)663-8000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as possible after the effective date of this registration statement

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                               ------------------


     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE AS SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

     (a) Exhibits


          3.1*           -- Certificate of Incorporation
          3.2*           -- Bylaws
          3.3*           -- First Amended and Restated Certificate of Incorporation
          3.4*           -- Form of Amended and Restated Bylaws
          4.1*           -- Form of Specimen stock certificate
          4.2*           -- Form of Preferred Share Purchase Rights Plan
          5*             -- Opinion of Shaw, Pittman, Potts and Trowbridge as to the
                            legality of the Crescent Operating Common Stock being
                            registered
          8*             -- Opinion of Shaw Pittman, Potts & Trowbridge relating to certain material tax issues
         10.1*           -- Amended Stock Incentive Plan
         10.2*           -- Form of Intercompany Agreement between Crescent Operating
                            Partnership and Crescent Operating
         10.3*           -- Form of Operating Agreement of Charter Behavioral Health
                            Systems, LLC
         10.4*           -- Form of Warrant Purchase Agreement between Crescent
                            Operating and Magellan with respect to Crescent Operating
                            securities
         10.5*           -- First Amendment to Amended and Restated Credit and
                            Security Agreement, dated as of May 30, 1997, between
                            Crescent Operating Partnership and Crescent Operating,
                            together with related Note
         10.6*           -- Line of Credit and Security Agreement, dated as of May
                            21, 1997, between Crescent Operating Partnership and
                            Crescent Operating, together with related Line of Credit
                            Note
         10.7*           -- Acquisition Agreement, dated as of February 10, 1997,
                            between Crescent Operating Partnership and the
                            Carter-Crowley Sellers
         10.8*           -- Assignment of Limited Partnership Interest
         23.1*           -- Consent of Shaw, Pittman, Potts & Trowbridge (included in its exhibits filed as part of Exhibits 5 and 8)
         23.2            -- Consent of Arthur Andersen LLP (filed herewith)
         23.3            -- Consent of Arthur Andersen LLP (filed herewith)
         23.4            -- Consent of Arthur Andersen LLP (filed herewith)
         99.1*           -- Consents of Certain Persons Named as Directors


---------------

 * Filed previously.

     (b) Financial Statement Schedules.

          Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas, on June 11, 1997.

                                        CRESCENT OPERATING, INC.
                                          (Registrant)

                                        By:       /s/ GERALD W. HADDOCK
                                           -------------------------------------
                                                     GERALD W. HADDOCK
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                   SIGNATURES                                     TITLE                      DATE
                   ----------                                     -----                      ----

             /s/ GERALD W. HADDOCK                Director, President and Chief          June 11, 1997
------------------------------------------------    Executive Officer (Principal
               GERALD W. HADDOCK                    Executive Officer)

             /s/ JEFFREY L. STEVENS               Chief Financial Officer, Treasurer     June 11, 1997
------------------------------------------------    and Secretary (Principal Financial
               JEFFREY L. STEVENS                   and Accounting Officer)

                               INDEX TO EXHIBITS


      EXHIBIT NO.                                DESCRIPTION
      -----------                                -----------
          3.1*           -- Certificate of Incorporation
          3.2*           -- Bylaws
          3.3*           -- First Amended and Restated Certificate of Incorporation
          3.4*           -- Form of Amended and Restated Bylaws
          4.1*           -- Form of Specimen stock certificate
          4.2*           -- Form of Preferred Share Purchase Rights Plan
          5*             -- Opinion of Shaw, Pittman, Potts and Trowbridge as to the
                            legality of the Crescent Operating Common Stock being
                            registered
          8*             -- Opinion of Shaw Pittman, Potts & Trowbridge relating to certain material tax issues
         10.1*           -- Amended Stock Incentive Plan
         10.2*           -- Form of Intercompany Agreement between Crescent Operating
                            Partnership and Crescent Operating
         10.3*           -- Form of Operating Agreement of Charter Behavioral Health
                            Systems, LLC
         10.4*           -- Form of Warrant Purchase Agreement between Crescent
                            Operating and Magellan with respect to Crescent Operating
                            securities
         10.5*           -- First Amendment to Amended and Restated Credit and
                            Security Agreement, dated as of May 30, 1997, between
                            Crescent Operating Partnership and Crescent Operating,
                            together with related Note
         10.6*           -- Line of Credit and Security Agreement, dated as of May
                            21, 1997, between Crescent Operating Partnership and
                            Crescent Operating, together with related Line of Credit
                            Note
         10.7*           -- Acquisition Agreement, dated as of February 10, 1997,
                            between Crescent Operating Partnership and the
                            Carter-Crowley Sellers
         10.8*           -- Assignment of Limited Partnership Interest
         23.1*           -- Consent of Shaw, Pittman, Potts & Trowbridge (included in its exhibits filed as part of Exhibits 5 and 8)
         23.2            -- Consent of Arthur Andersen LLP (filed herewith)
         23.3            -- Consent of Arthur Andersen LLP (filed herewith)
         23.4            -- Consent of Arthur Andersen LLP (filed herewith)
         99.1*           -- Consents of Certain Persons Named as Directors


---------------

   * Filed previously.

     (b) Financial Statement Schedules.

          Not applicable.